EXHIBIT 4.9

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this 24th day of May, 2012, by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“Wilmington”), in its capacity as agent for the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of May 24, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Unifi, Inc., a New York corporation (“Parent”), and certain of its Domestic Subsidiaries, as co-borrowers (collectively “Borrowers”, and each a “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”) and Agent, the Lender Group has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the members of Lender Group are willing to make the financial accommodations to Borrowers as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that the Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group, that certain Guaranty and Security Agreement, dated as of May 24, 2012 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Guaranty and Security Agreement”); and

WHEREAS, pursuant to the Guaranty and Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.           DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement or, if not defined therein, in the Credit Agreement, and this Patent Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Guaranty and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2.           GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit each member of the Lender Group, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a)           all of its Patents and Intellectual Property Licenses related to Patents to which it is a party including those referred to on Schedule I;

(b)           all divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions of the foregoing; and

(c)           all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Intellectual Property License, including the right to receive damages, or right to receive license fees, royalties, and other compensation under any Intellectual Property License related to Patents.

3.           SECURITY FOR SECURED OBLIGATIONS.  This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent and the members of the Lender Group, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           SECURITY AGREEMENT.  The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group, pursuant to the Guaranty and Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Patent Security Agreement and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall control.

5.           AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new patent rights.  Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of each Grantor.  Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.           COUNTERPARTS.  This Patent Security Agreement is a Loan Document.  This Patent Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Patent Security Agreement.  Delivery of an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Patent Security Agreement.  Any party delivering an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Patent Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Patent Security Agreement.

7.           CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION.  THIS PATENT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

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8.           Recordation.   Each Grantor authorizes the Commissioner for Patents and any other government officials to record and register this Patent Security Agreement upon request by Agent.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:
UNIFI, INC., a New York corporation

By:         /s/ CHARLES F. MCCOY
Name: Charles F. McCoy
Title:  Vice President

UNIFI MANUFACTURING, INC., a North Carolina corporation

By:         /s/ CHARLES F. MCCOY
Name: Charles F. McCoy
Title:  Vice President

SPANCO INTERNATIONAL, INC., a North Carolina corporation

By:         /s/ CHARLES F. MCCOY
Name: Charles F. McCoy
Title:  Vice President

UNIFI SALES & DISTRIBUTION, INC., a North Carolina corporation By: /s/ CHARLES F. MCCOY Name: Charles F. McCoy Title: Vice President
UNIFI EQUIPMENT LEASING, LLC, a North Carolina limited liability company By: /s/ CHARLES F. MCCOY Name: Charles F. McCoy Title: Vice President

Signature Page to Patent Security Agreement

ACCEPTED AND ACKNOWLEDGED BY:

AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION

By: /s/ RENEE KUHL
Name: Renee Kuhl
Title: Vice President

Signature Page to Patent Security Agreement

SCHEDULE I
to
PATENT SECURITY AGREEMENT

Patents

Name (Owner)	Description	Patent No.	Filing Date
Unifi, Inc.	Dye tube spacer for package dyeing	5746073	11/08/96
Unifi, Inc.	Dye tube spacer for package dyeing	5617748	02/12/96
Unifi, Inc.	Dye tube spacer for package dyeing	5490401	08/02/94
Unifi, Inc.	Method of manufacturing a composite yarn	5237808	12/18/91
Unifi, Inc.	Continuous multi-filament polyester substrate readily adherable to a vinyl sheet	5063108	06/06/90
Unifi, Inc.	Continuous multi-filament polyester substrate readily adherable to a vinyl sheet	5043208	06/06/90
Unifi, Inc.	Continuous multi-filament polyester substrate readily adherable to a vinyl sheet	4935293	10/25/88
Unifi, Inc.	Wallcovering substrate formed of textured, continuous, multi-filament yarns having hydrophilic characteristics	4925726	01/22/88
Unifi, Inc.	Method for treatment of yarn in package form	5387263	12/16/93
Unifi, Inc.	Securing and pressuring system for drafting rollers for automated textile drafting system	5761772	07/19/96
Macfield Texturing, Inc.	Safety guard for the blade of carton openers	4086698	02/28/77
Macfield Texturing, Inc.	Apparatus for restarting a broken thread or yarn strand during a winding process	4125229	11/15/77
Macfield Texturing, Inc.	Friction discs for false-twist head	4129980	01/18/78
Unifi, Inc.	Continuous constant tension air covering	US. Application No. 20060201129 Series Code/Serial Number: 11/076,441	03/09/05

Patent Licenses

None.